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                                                                     EXHIBIT 5.1




                               February 18, 1998



Board of Directors
EduTrek International, Inc.
3340 Peachtree Road, Suite 2000
Atlanta, Georgia 30326


          RE:  EduTrek International, Inc.
               Registration Statement on Form S-8
               30,000 Shares of Class A Common Stock, without par value American Intercontinental 401(k) Retirement and Savings Plan

Gentlemen:

     We have acted as counsel for EduTrek International, Inc. (the "Company") in connection with the registration of 30,000 shares of its Class A Common Stock (the "Shares") reserved to the American Intercontinental University 401(k) Retirement Savings Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

     In connection therewith, we have examined the following:

     (1) The Articles of Incorporation, as amended, of the Company, certified by the Secretary of State of the State of Georgia;

     (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

     (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

     (4)  The Registration Statement, including all exhibits thereto.

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Board of Directors
EduTrek International, Inc.
February 18, 1998
Page Two



     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Sincerely,

                                        SMITH, GAMBRELL & RUSSELL, LLP


                                        /s/ Arthur Jay Schwartz

                                        Arthur Jay Schwartz

AJS/ljw